Exhibit 3.3

Delaware	PAGE 2

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF CERTIFICATE OF INCORPORATION OF “VAPOR CORP.” FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF DECEMBER, A.D. 2013, AT 11:24 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF INCORPORATION IS THE THIRTY-FIRST DAY OF DECEMBER, A.D. 2013.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

/s/ Jeffrey W. Bullock
5455438 8100V	Jeffrey W. Bullock, Secretary of State
131471990	AUTHENTICATION: 1010166
You may verify this certificate online at corp.delaware.gov/authver.shtml	DATE: 12-24-13

State of Delaware Secretary of State Division of Corporations Delivered 11:12 AM 12/24/2013 FILED 11:24 AM 12/24/2013 SRV 131471990 - 5455438 FILE

CERTIFICATE OF INCORPORATION

OF

VAPOR CORP.

I, the undersigned, for the purpose of creating and organizing a corporation under the provisions of and subject to the requirements of the General Corporation Law of the State of Delaware (as the same may be amended and supplemented from time to time, the “DGCL”), certify as follows:

1. The name of the corporation is Vapor Corp. (the “Corporation”).

2. The address of the registered office of the Corporation in the State of Delaware is 160 Greentree Drive. Suite 101, City of Dover, County of Kent, Delaware 19904. The name of the registered agent of the Corporation at such address is National Registered Agents, Inc.

3. The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

4. The total number of shares of stock which the Corporation is authorized to issue is 51,000,000. 50,000,000 shares shall be common stock, par value $0.001 per share (“Common Stock”), and 1,000,000 shall be preferred stock, par value $0.001 per share (“Preferred Stock”). Except as otherwise provided in this Certificate of Incorporation, authority is hereby vested in the Board of Directors of the Corporation from time to time to provide for the issuance of shares of one or more series of Preferred Stock and in connection therewith to fix by resolution or resolutions providing for the issue of any such series, the number of shares to be included therein, the voting powers thereof, and such of the designations, preferences and relative participating, optional or other special rights and qualifications, limitations and restrictions of each such series, including, without limitation, dividend rights, voting rights, rights of redemption, or conversion into Common Stock rights, and liquidation preferences, to the fullest extent now or hereafter permitted by the Delaware General Corporation Law and any other provisions of this Amended and Restated Certificate of Incorporation. The Board of Directors is further authorized to increase or decrease (but not below the number of such shares of such class or series then outstanding) the number of shares of any such class or series subsequent to the issuance of shares of that class or series.

5. The name and mailing address of the incorporator(s) of the Corporation are:

Name	Address
Harlan Press	3001 Griffin Road
Dania Beach, Florida 33312

6. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the bylaws of the Corporation (the “Bylaws”).

7. Unless and except to the extent that the Bylaws shall so require, the vote by stockholders on any matter, including the election of directors, need not be by written ballot.

8. The Corporation expressly elects not to be subject to the provisions of Section 203 of the Delaware General Corporation Law.

9. To the fullest extent permitted by the DGCL, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. No amendment to, modification of or repeal of this Section 10 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, modification or repeal.

10. Subject to any provisions in the Bylaws of the Corporation related to indemnification of directors or officers of the Corporation, the Corporation is authorized to indemnify, to the fullest extent permitted by applicable law, any director, officer, employee or agent of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding.

A right to indemnification or to advancement of expenses arising under a provision of this Certificate of Incorporation or the Bylaws of the Corporation shall not be eliminated or impaired by an amendment to this Certificate of Incorporation or the Bylaws of the Corporation after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

11. In furtherance of and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the directors then in office. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation.

12. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation. Notwithstanding any other provision of this Certificate of Incorporation, and in addition to any other vote that may be required by law or the terms of any series of Preferred Stock, the affirmative vote of the holders of at least 66 2/3% of the voting power of all then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter or repeal Section 9, Section 10 and this last sentence of Section 12 of this Certificate of Incorporation.

13. This Certificate of Incorporation shall be effective at 12:01 a.m. on December 31, 2013.

I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation pursuant to the DGCL, do make this Certificate of Incorporation, hereby acknowledging, declaring, and certifying that the foregoing Certificate of Incorporation is my act and deed and that the facts herein stated are true, and have accordingly hereunto set my hand this this 24th day of December 2013.

Incorporator

/s/ Harlan Press
Harlan Press

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